As filed with the Securities and Exchange Commission on July 20, 2012

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FREDERICK’S OF HOLLYWOOD GROUP INC.

(Exact name of registrant as specified in its charter)

New York	13-5651322
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6255 Sunset Boulevard

Hollywood, California 90028
(323) 466-5151

(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant's Principal Executive Office)

Thomas J. Lynch

Chairman of the Board and Chief Executive Officer

Frederick’s of Hollywood Group Inc.

6255 Sunset Boulevard

Hollywood, California 90028
(323) 466-5151

(Name, Address, Including Zip Code, and Telephone Number, Including Area
Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.

Jeffrey M. Gallant, Esq.

Graubard Miller

405 Lexington Avenue

New York, New York 10174

Telephone: (212) 818-8800

Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (do not check if a smaller reporting company)	☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01	28,405,331	(2)	$0.39	$11,078,079.09	$1,269.55
Total					$1,269.55

(1)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Shares of common stock which may be offered pursuant to this registration statement consist of (i) 26,905,331 shares issuable upon conversion of $5,000,000 of Series A Preferred Stock and $2,802,546 of cumulative dividends at the rate of 9% per annum payable quarterly in arrears in shares of Series A Preferred Stock (assuming the dividends cumulate over a five-year period), both at an assumed conversion price of $0.29 per share (which represents the lowest possible price to which the conversion price may be reduced) and (ii)1,500,000 shares issuable upon the exercise of certain warrants.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low prices as reported on the NYSE MKT on July16, 2012, which was $0.39 per share.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither Frederick’s of Hollywood Group Inc. nor the selling shareholder is soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion, Dated July 20, 2012

FREDERICK’S OF HOLLYWOOD GROUP INC.

28,405,331 Shares of Common Stock

This prospectus relates to the resale of up to 28,405,331 shares of our common stock by the selling shareholder set forth in this prospectus under the heading “Selling Shareholder” beginning on page 2 of this prospectus.

We will not receive any proceeds from the sale of our shares by the selling shareholder; however, we will receive payment in cash upon exercise of certain warrants held by such selling shareholder.

The securities are being registered to permit the selling shareholder to sell the securities from time to time in the public market. The selling shareholder may sell the securities through ordinary brokerage transactions or through any other means described under the heading “Plan of Distribution” beginning on page 10. We do not know when or in what amount the selling shareholder may offer the securities for sale. The selling shareholder may sell any, all or none of the securities offered by this prospectus.

Our common stock is traded on the NYSE MKT under the symbol “FOH.” The last reported sale price of our common stock on the NYSE MKT on July 16, 2012 was $0.39 per share.

Investing in our common stock involves a high degree of risk.

See the section titled “Risk Factors,” beginning on page 2.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______ ___, 2012.

FREDERICK’S OF HOLLYWOOD GROUP INC.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	7
USE OF PROCEEDS	7
SELLING SHAREHOLDER	8
PLAN OF DISTRIBUTION	9
LEGAL MATTERS	10
EXPERTS	10
WHERE YOU CAN FIND MORE INFORMATION	11

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date. In this prospectus, references to “Frederick’s of Hollywood Group Inc.,” “the Company,” “we,” “us,” and “our,” refer to Frederick’s of Hollywood Group Inc., a New York corporation, and its subsidiaries.

PROSPECTUS SUMMARY

Overview

Frederick’s of Hollywood Group Inc. is a New York corporation incorporated on April 10, 1935. On January 28, 2008, we consummated a merger with FOH Holdings, Inc., a privately-held Delaware corporation (“FOH Holdings”), whereby FOH Holdings became our wholly-owned subsidiary. FOH Holdings is the parent company of Frederick’s of Hollywood, Inc. Upon consummation of the merger, we changed our name from Movie Star, Inc. to Frederick’s of Hollywood Group Inc.

Through our subsidiaries, we sell women’s intimate apparel and related products under our proprietary Frederick’s of Hollywood® brand predominantly through our U.S. mall-based specialty retail stores, which are referred to as “Stores,” and through our catalog and website at www.fredericks.com, which are referred to collectively as “Direct.” As of April 28, 2012, we operated 117 Frederick’s of Hollywood stores in 29 states.

Background of the Offering

On May 23, 2012, we entered into a Series A Preferred Stock Purchase Agreement, pursuant to which we sold $5.0 million of Series A Convertible Preferred Stock to TTG Apparel, LLC, which together with its affiliate, Tokarz Investments, LLC, are significant shareholders of our company. In addition, we issued to TTG Apparel, LLC three, five, and seven year warrants, each to purchase 500,000 shares of common stock (for an aggregate of 1,500,000 shares of common stock) at exercise prices of $0.45, $0.53 and $0.60 per share, respectively.

We agreed to register the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock (and cumulative dividends) and upon exercise of the warrants. Accordingly, we are registering for resale under this prospectus such shares of common stock on behalf of TTG Apparel.

Corporate Information

Our principal executive offices are located at 6255 Sunset Boulevard, Hollywood, California 90028 and our telephone number is (323) 466-5151. Our retail website is www.fredericks.com and our corporate website is www.fohgroup.com. We do not intend for information contained in our websites to be a part of this prospectus.

1

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

General economic conditions, including continued weakening of the economy, may affect consumer purchases of discretionary items, which could adversely affect our sales.

Since fiscal year 2009, there has been a significant deterioration in the global financial markets and economic environment, which we believe has negatively impacted consumer spending at many retailers, including our company. Our results are dependent on a number of factors impacting consumer spending, including: general economic and business conditions; consumer confidence; wages and employment levels; the housing market; consumer debt levels; availability of consumer credit; credit and interest rates; fuel and energy costs; energy shortages; taxes; general political conditions, both domestic and abroad; and the level of customer traffic within department stores, malls and other shopping and selling environments.

Consumer purchases of discretionary items, including our products, may decline during recessionary periods and at other times when disposable income is lower. A continued or incremental downturn in the U.S. economy, an uncertain economic outlook or an expanded credit crisis could continue to adversely affect our business and our revenue and profits.

If we cannot compete effectively in the retail apparel industry, our business, financial condition and results of operations may be adversely affected.

The intimate apparel industry is highly competitive.  We compete with a variety of retailers, including national department store chains, national and international specialty apparel chains, apparel catalog businesses and online apparel businesses that sell similar lines of merchandise.  Many of our competitors have greater financial, distribution, logistics, marketing and other resources available to them and may be able to adapt to changes in customer requirements more quickly, devote greater resources to the design, sourcing, distribution, marketing and sale of their products, generate greater national brand recognition or adopt more aggressive pricing policies.  If we are unable to overcome these potential competitive disadvantages, such factors could have an adverse effect on our business, financial condition and results of operations.

The failure to successfully order and manage inventory to reflect customer demand and anticipate changing consumer preferences and buying trends may adversely affect our revenue and profitability.

Our success depends, in part, on management’s ability to anticipate and respond effectively to rapidly changing fashion trends and consumer tastes and to translate market trends into appropriate, saleable product offerings.  Generally, merchandise must be ordered well in advance of the applicable selling season and the extended lead times may make it difficult to respond rapidly to new or changing product trends or price changes.  If we are unable to successfully anticipate, identify or react to changing styles or trends and we misjudge the market for our products or our customers’ purchasing habits, then our product offerings may be poorly received by consumers and may require substantial discounts to sell, which would reduce sales revenue and lower profit margins.  Brand image also may suffer if customers believe that we are unable to offer innovative products, respond to the latest fashion trends, or maintain product quality.

We currently have a working capital deficiency which could negatively impact our operations.

As of April 28, 2012, we had a working capital deficiency of $8,562,000. We plan to rely on the proceeds from the Series A Preferred Stock transaction and available borrowings under our revolving credit facility with Salus Capital Partners, LLC, together with our projected operating cash flows, to meet our working capital needs. If we require working capital and it is unavailable to us on acceptable terms or at all, it could result in our inability to successfully update and expand our product offerings in order to keep our selections fresh and appealing to our customers. The foregoing could negatively impact our results of operations.

2

We depend on key personnel and we may not be able to operate and grow the business effectively if we lose the services of any key personnel or are unable to attract qualified personnel in the future.

We are dependent upon the continuing service of key personnel and the hiring of other qualified employees. In particular, we are dependent upon the management and leadership of Thomas J. Lynch, our Chairman and Chief Executive Officer, Don Jones, our President and Chief Operating Officer, and Thomas Rende, our Chief Financial Officer. The loss of any of them or other key personnel could affect our ability to operate the business effectively.

We historically have depended on a high volume of mall traffic, the lack of which would hurt our business.

Most Frederick’s of Hollywood stores are located in shopping malls.  Sales at these stores are influenced, in part, by the volume of mall traffic.  Our stores benefit from the ability of the malls’ “anchor” tenants, generally large department stores, and other area attractions to generate customer traffic in the vicinity of its stores and the continuing popularity of malls as shopping destinations.  A decline in the desirability of the shopping environment of a particular mall, whether due to the closing of an anchor tenant or competition from non-mall retailers, or recessionary economic conditions that consumers have been experiencing, could reduce the volume of mall traffic, which could have an adverse effect on our business, financial condition and results of operations.

If leases for Frederick’s of Hollywood stores cannot be negotiated or renewed on reasonable terms, our ability to achieve profitability could be harmed.

Our sales are dependent on management’s ability to operate retail stores in desirable locations with capital investments and lease costs that allow for the opportunity to earn a reasonable return.  Desirable locations and configurations may not be available at a reasonable cost, or at all. If we are unable to renew or replace our store leases, enter into leases for new stores or terminate leases for unprofitable stores on favorable terms, our ability to achieve profitability could be harmed.

The extent of our foreign sourcing and manufacturing may adversely affect our business, financial condition and results of operations.

Substantially all of the products that we purchase from third-party vendors are manufactured outside the United States. As a result of the magnitude of foreign sourcing and manufacturing, our business is subject to the following risks:

•	political and economic instability in foreign countries, including heightened terrorism and other security concerns, which could subject imported or exported goods to additional or more frequent inspections, leading to delays in deliveries or impoundment of goods, or to an increase in transportation costs of raw materials or finished products;

•	the imposition of regulations and quotas relating to imports, including quotas imposed by bilateral textile agreements between the United States and foreign countries;

•	the imposition of duties, taxes and other charges on imports;

•	significant fluctuation of the value of the U.S. dollar against foreign currencies;

•	restrictions on the transfer of funds to or from foreign countries; and

•	violations by foreign contractors of labor and wage standards and resulting adverse publicity.

If these risks limit or prevent us from selling or acquiring products from foreign suppliers, our operations could be disrupted until alternative suppliers are found, which could negatively impact our business, financial condition and results of operations.

Any disruptions at our distribution center could materially affect our ability to distribute products, which could lead to a reduction in our revenue and/or profits.

Our distribution center in Phoenix, Arizona serves our customers.  There is no backup facility or any alternate distribution arrangements in place.  If we experience disruptions at our distribution center that impede the timeliness or fulfillment of the products to be distributed, or our distribution center is partially or completely destroyed, becomes inaccessible, or is otherwise not fully usable, whether due to unexpected circumstances such as weather conditions or disruption of the transportation systems or uncontrollable factors such as terrorism and war, it would have a material adverse effect on our ability to distribute products, which in turn would have a material adverse effect on our business, financial condition and results of operations.

3

Our product licensees may not comply with standards, which could harm our brand, reputation and business.

We license our trademarks to third parties for various products. While we enter into comprehensive licensing agreements with our licensees covering product design, product quality, sourcing, manufacturing, marketing and other requirements, our licensees may not comply fully with those agreements. Non-compliance could include marketing products under our brand name that do not meet our quality and other requirements, which could harm our brand equity, reputation and business.

Our efforts to expand internationally through store licensing and other arrangements may not be successful and could impair the value of our brand.

We are currently evaluating several opportunities to grow our business through international expansion. In March 2011, we entered into a licensing agreement with a subsidiary of Emirates Associated Business Group, or EABG, which provides for EABG to build and operate Frederick’s of Hollywood stores in the Middle East.  The flagship store in Abu Dhabi opened in July 2011 and a second store opened in the United Arab Emirates in March 2012. The administration of this relationship may divert management’s attention and require more resources than expected. The effect of this type of arrangement on our business and results of operations is uncertain and will depend upon various factors, including the demand for our products in new markets internationally. In addition, certain aspects of this arrangement are not directly within our control, such as the ability of EABG to meet its projections regarding store openings and sales. Moreover, while the agreement may provide us with certain termination rights, to the extent that EABG does not operate its stores in a manner consistent with our brand and store concepts, the value of our brand could be impaired. In addition, our failure to comply with applicable laws and regulations in connection with this agreement could have an adverse effect on our results of operations.

Any material disruption of our information systems could disrupt our business and reduce our sales.

We rely on various information technology systems to manage our operations. We may experience operational problems with our information systems as a result of system failures, viruses, computer “hackers” or other causes. Any material disruption or slowdown of our systems, including a disruption or slowdown caused by our failure to successfully upgrade our systems, could cause information, including data related to customer orders, to be lost or delayed which could result in delays in the delivery of merchandise to our stores and customers or lost sales, which could reduce demand for our merchandise and cause our sales to decline. Moreover, we may not be successful in developing or acquiring technology that is competitive and responsive to the needs of our customers and might lack sufficient resources to make the necessary investments in technology to compete with our competitors. Accordingly, if changes in technology cause our information systems to become obsolete, or if our information systems are inadequate to handle our business requirements, we could lose customers.

The processing, storage and use of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

The collection of data and processing of transactions through our Frederick’s of Hollywood e-commerce website and call centers require us to receive and store a large amount of personally identifiable data. This type of data is subject to legislation and regulation in various jurisdictions. We may become exposed to potential liabilities with respect to the data that we collect, manage and process, and may incur legal costs if our information security policies and procedures are not effective or if we are required to defend our methods of collection, processing and storage of personal data. Future investigations, lawsuits or adverse publicity relating to our methods of handling personal data could adversely affect our business, financial condition and results of operations due to the costs and negative market reaction relating to such developments.

Our collection and remittance of sales and use tax may be subject to audit and may expose us to liabilities for unpaid sales or use taxes, interest and penalties on past sales.

Our Direct business collects and pays sales tax to the relevant state taxing authority on sales made to residents in any state in which we have a physical presence. It is possible that one or more states may disagree with our method of assessing and remitting these taxes, including sales taxes on Direct sales. We expect to challenge any and all future assertions by state governmental authorities or private litigants that we owe sales or use tax, but we may not prevail. If we do not prevail, we could be held liable for additional sales and use taxes, interest and penalties which could have an adverse effect on our profitability.

4

We could be sued for infringement, which could force us to incur substantial costs and devote significant resources to defend the litigation.

We use many trademarks and product designs in our business and believe these trademarks and product designs are important to our business, competitive position and success. As appropriate, we rely on trademark and copyright laws to protect these designs even if not formally registered as marks, copyrights or designs. Third parties may sue us for alleged infringement of their proprietary rights.  The party claiming infringement might have greater resources than us to pursue its claims, and we could be forced to incur substantial costs and devote significant management resources to defend the litigation.  Moreover, if the party claiming infringement were to prevail, we could be forced to discontinue the use of the related trademark, patent or design and/or pay significant damages, or to enter into expensive royalty or licensing arrangements with the prevailing party, assuming these royalty or licensing arrangements are available at all on an economically feasible basis, which they may not be.

If we cannot protect our trademarks and other proprietary intellectual property rights, our business may be adversely affected.

We may experience difficulty in effectively limiting unauthorized use of our trademarks and product designs worldwide, which may cause significant damage to our brand name and our ability to effectively represent ourselves to our agents, suppliers, vendors and/or customers. We may not be successful in enforcing our trademark and other proprietary rights and there can be no assurance that we will be adequately protected in all countries or that we will prevail when defending our trademark and proprietary rights.

Our stock price has been volatile.

The trading price of our common stock has been volatile.  During the quarter ended April 28, 2012, the closing sale prices of our common stock on the NYSE MKT ranged from $0.20 to $0.64 per share and the closing sale price of our common stock on July 16, 2012 was $0.39 per share.  Our stock price is subject to wide fluctuations in response to a variety of factors, including:

•	quarterly variations in operating results;

•	general economic conditions;

•	low trading volume; and

•	other events or factors that are beyond our control.

Any negative change in the public’s perception of the prospects for the retail industry could further depress our stock price, regardless of our results. Other broad market fluctuations may lower the trading price of our common stock. Following significant declines in the market price of a company’s securities, securities class action litigation may be instituted against that company. Litigation could result in substantial costs and a diversion of management’s attention and resources.

The NYSE MKT may delist our common stock, which could limit investors’ ability to make transactions in our common stock.

Our common stock is listed on the NYSE MKT, a national securities exchange.  In order to continue listing our common stock, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount of shareholders’ equity (usually between $2 million and $6 million) and a minimum number of public shareholders (usually 300 shareholders or 200,000 shares held by our non-affiliates). Additionally, our common stock cannot have what is deemed to be a “low selling price” as determined by the exchange.

On November 30, 2011, we received a notice from the NYSE MKT indicating that we were not in compliance with (a) Section 1003(a)(i) of the Company Guide since we reported shareholders’ equity of less than $2 million at July 30, 2011 and losses from continuing operations and/or net losses in two of our three most recent fiscal years and (b) Section 1003(a)(ii) of the Company Guide with shareholders’ equity of less than $4 million and losses from continuing operations and/or net losses in three of our four most recent fiscal years. On February 3, 2012, the NYSE MKT notified us that it had accepted our plan to regain compliance with the foregoing rules of the Company Guide and granted us an extension until May 30, 2013 to evidence compliance with Sections 1003(a)(i) and (ii) of the Company Guide. We are subject to periodic review by the staff of the NYSE MKT during the extension period. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards by the end of the extension period could result in the NYSE MKT initiating delisting proceedings pursuant to Section 1009 of the Company Guide.

5

If our common stock is delisted, we could face material adverse consequences, including:

•	a limited availability of market quotations for our common stock;

•	reduced liquidity in the trading of our stock;

•	a limited amount of news coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

There will be a significant number of shares of common stock eligible for sale, which could depress the market price of our stock.

Following the effective date of the registration statement covering the shares of common stock issuable upon conversion of the preferred stock (and cumulative dividends) or exercise of the warrants issued in the Series A Preferred Stock transaction, a large number of shares of common stock will be available for sale in the public market. This could harm the market price of our stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, and these sales may depress the market for our common stock.

6

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words or phrases “will likely result,” “management expects” or “we expect,” “will continue,” “is anticipated,” “estimated,” “believes,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “may,” or “should” or other variations or similar words are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. We have no obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. In assessing forward-looking statements contained herein, readers are urged to carefully read those statements. Among the factors that could cause actual results to differ materially are: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; working capital needs; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth; increases of costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; risks of doing business abroad; and our ability to protect our intellectual property.

A description of key factors that have a direct bearing on our results of operations is provided above under “Risk Factors” beginning on page 2 of this Prospectus.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling shareholder. We will not receive any of the proceeds from the sale of these shares; however, we will receive payment in cash upon exercise of certain warrants held by such selling shareholder. We expect to use any cash proceeds received from the exercise of the warrants, if any, for general working capital purposes.

7

SELLING SHAREHOLDER

The following table provides certain information with respect to the selling shareholder’s beneficial ownership of our common stock as of July 16, 2012 and as adjusted to give effect to the sale of all of the shares offered by this prospectus. Except as otherwise indicated, the number of shares reflected in the table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under this rule, the selling shareholder is deemed to beneficially own the number of shares issuable upon exercise or conversion of warrants, options or other convertible securities it holds that are exercisable or convertible within 60 days from the date of this prospectus. However, for purposes of presentation, we have included the full amount of the shares being registered by this prospectus even though such securities might not be issuable within 60 days.

The selling shareholder provided us with information with respect to its share ownership. Because the selling shareholder may sell all, part or none of their shares, we are unable to estimate the number of shares that will be held by the selling shareholder upon resale of shares of common stock being registered hereby. We have, therefore, assumed for the purposes of the registration statement related to this prospectus that the selling shareholder will sell all of its shares. See “Plan of Distribution.”

	Beneficial Ownership Before Offering			Shares Offered		Beneficial Ownership After Offering
Selling Shareholder	Shares		Percent	Hereby		Shares		Percent
TTG Apparel, LLC(1)	14,256,107	(2)(3)	27.7%	12,489,785	(2)	1,766,322	(3)	3.4%

(1)	According to a Schedule 13D/A, dated May 23, 2012, and filed with the SEC on May 30, 2012, Michael T. Tokarz is the sole controlling person and manager of TTG Apparel, LLC.

(2)	Includes an aggregate of (i) 4,761,905 shares of common stock issuable upon conversion of $5,000,000 of Series A Preferred Stock at a conversion price of $1.05 and an aggregate of 6,227,880 shares of common stock issuable upon conversion of $2,802,546 of cumulative dividends at the rate of 9% per annum payable quarterly in arrears in shares of Series A Preferred Stock (assuming the dividends cumulate over a five-year period) at a conversion price of $0.45 per share and (ii) 1,500,000 shares of common stock issuable upon exercise of warrants. Does not include an aggregate of an additional 12,479,474 shares of common stock issuable upon conversion of the $5,000,000 of Series A Preferred Stock and an additional 3,436,072 shares of common stock issuable upon conversion of $2,802,546 of cumulative dividends at the rate of 9% per annum payable quarterly in arrears in shares of Series A Preferred Stock (assuming the dividends cumulate over a five-year period) if the conversion price of the Series A Preferred Stock and dividends were subsequently decreased to $0.29 per share (which represents the lowest possible price to which the conversion price may be reduced, as described below), which shares of common stock have also been registered for resale under the registration statement of which this prospectus forms a part.

(3)	Does not include an aggregate of 8,386,977 shares of common stock beneficially owned by Tokarz Investments, LLC which is controlled by Michael T. Tokarz.

On May 23, 2012, we entered into a Series A Preferred Stock Purchase Agreement, pursuant to which we sold $5,000,000 of Series A Convertible Preferred Stock to TTG Apparel, LLC. In addition, we issued to TTG Apparel, LLC three, five, and seven year warrants, each to purchase 500,000 shares of common stock (for an aggregate of 1,500,000 shares of common stock) at exercise prices of $0.45, $0.53 and $0.60 per share, respectively. The warrants are exercisable at any time until the expiration dates (May 23, 2015, May 23, 2017 and May 23, 2019, respectively).

Cumulative dividends on the Series A Preferred Stock will be payable quarterly in arrears at the rate of 9% per annum in additional shares of Series A Preferred Stock (“PIK Shares”). The Series A Preferred Stock other than the PIK Shares may be initially converted at any time, at the option of the holder, into shares of common stock at a conversion price of $1.05 per share (“Conversion Price”), and the PIK Shares may be initially converted at any time, at the option of the holder, into shares of common stock at a conversion price of $0.45 per share (“PIK Share Conversion Price”). The Conversion Price and PIK Share Conversion Price will be adjusted for customary structural changes such as stock splits and dividends. The Conversion Price will also be adjusted if we sell common stock or common stock equivalents at a price below the Conversion Price, and the PIK Share Conversion Price will be adjusted if we sell common stock or common stock equivalents at a price below the PIK Share Conversion Price; provided, however, that the foregoing conversion price adjustments can never result in a conversion price of less than $0.29 per share. Accordingly, the maximum number of shares of common stock that the Series A Preferred Stock and PIK Shares may be converted into over a five year period is 26,905,331.

8

A description of the full terms of the Series A Preferred Stock are included in our Current Report on Form 8-K dated May 23, 2012 and filed with the SEC on May 29, 2012.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Series A Preferred Stock (and cumulative dividends) and exercise of the warrants received by TTG Apparel, LLC to permit the resale of these shares of common stock by the holder from time to time after the date of this prospectus.

The selling shareholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	on an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	through short sales;

•	in sales pursuant to Rule 144;

•	by broker-dealers that may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	by any other method permitted pursuant to applicable law.

If the selling shareholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling shareholder may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling shareholders for purposes of this prospectus.

The selling shareholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling shareholder against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholder will be entitled to contribution. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The legality of the common stock offered by this prospectus has been passed upon by Graubard Miller, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended July 30, 2011 have been so incorporated in reliance on the reports of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.), an independent registered public accounting firm, with respect to the fiscal year given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. In addition, we make available on or through our corporate web site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our corporate web site can be found at www.fohgroup.com.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

•	our Annual Report on Form 10-K for the fiscal year ended July 30, 2011;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended October 29, 2011, January 28, 2012 and April 28, 2012;

•	our Current Report on Form 8-K dated May 23, 2012 and filed with the SEC on May 29, 2012; and

•	the description of our common stock contained in our Registration Statement on Form S-14 (File No. 2-70365), filed with the SEC pursuant to Section 12(b) of the Exchange Act, including any amendment(s) or report(s) filed for the purpose of updating such description.

Potential investors may obtain a copy of our SEC filings without charge by written or oral request directed to Frederick’s of Hollywood Group Inc., Attention: Thomas Rende, 6255 Sunset Boulevard, Hollywood, California 90028, (323) 466-5151.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses incurred or expected to be incurred by Frederick’s of Hollywood Group Inc. in connection with the issuance and distribution of the securities being registered hereby. All of the amounts shown are estimated except the SEC registration fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

SEC registration fee	$1,269.55
Legal fees and expenses	3,000.00
Accounting fees and expenses	1,000.00
Miscellaneous expenses	730.45
Total	$6,000.00

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation provides that we shall, to the fullest extent permitted by Article 7 of the New York Business Corporation Law (“NYBCL”), indemnify any and all persons whom we shall have power to indemnify under said Article.

Section 722(a) of the NYBCL provides that a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify its directors and officers in relation to an action by or in the right of the corporation to procure a judgment in its favor in similar circumstances to those described in the preceding paragraph against amounts paid in settlement and reasonable expenses, including attorney’s fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person is adjudged liable to the corporation unless a court determines that an indemnity is proper in the circumstances of the case.

Section 721 of the NYBCL provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Sections 722 and 721 of the NYBCL may be authorized by the corporation. It provides that a corporation shall indemnify a person who has been successful, on the merits or otherwise, in defending an action described in Section 722. In other circumstances, unless ordered by a court upon application of a director or officer under Section 724 of the NYBCL, indemnification as described above may only be made if it is authorized in each specific case. The board of directors can authorize indemnification, either acting as a quorum of disinterested directors based upon a determination that the applicable standard of conduct has been met or that indemnification is proper under the NYBCL, or based upon an opinion by independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met, or if the shareholders find that the applicable standard of conduct has been met.

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Section 726 of the NYBCL permits the purchase and maintenance of insurance to indemnify (1) the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under sections outlined above, (2) directors and officers in instances in which they may be indemnified by the corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State superintendent of insurance, for a retention amount and for co-insurance.

In addition, Section 402(b) of the NYBCL provides that a corporation’s Certificate of Incorporation may include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for damages for any breach of duty in such capacity, except liability if a judgment or final adjudication establishes that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the NYBCL or liability if the act or omission occurred prior to the adoption of a provision authorized by this section. Our certificate of incorporation contains a provision explicitly authorizing a limitation on such liabilities as permitted by Section 402(b).

Pursuant to employment agreements with certain of our executives, we are obligated to indemnify each executive and hold the executive harmless against all costs, expenses (including, without limitation, fines, excise taxes and reasonable attorneys’ fees) and liabilities (other than settlements to which we do not consent, which consent shall not be unreasonably withheld) (collectively, “Losses”) reasonably incurred by the executive in connection with any claim, action, proceeding or investigation brought against or involving the executive with respect to, arising out of or in any way relating to the executive’s employment with us or service as an officer; provided, however, that we are not required to indemnify the executive for Losses incurred as a result of the executive’s intentional misconduct or gross negligence (other than matters where the executive acted in good faith and in a manner the executive reasonably believed to be in and not opposed to our best interests). We also agreed to advance any and all expenses (including, without limitation, the fees and expenses of counsel) reasonably incurred by the executive in connection with any such claim, action, proceeding or investigation, provided the executive first enters into an appropriate agreement for repayment of such advances if indemnification is found not to have been available.

We maintain a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to this offering.

ITEM 16.	EXHIBITS

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

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ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)          That, for purposes of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)           Any other communication that is an offer in the offering made by the registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Hollywood, California on July 20, 2012.

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas J. Lynch
Name: Thomas J. Lynch
Title: Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Lynch and Thomas Rende, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments thereto (including post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date
By:	/s/Thomas J. Lynch	Chairman of the Board and Chief Executive Officer	July 20, 2012
	Thomas J. Lynch	(Principal Executive Officer)

By:	/s/ Thomas Rende	Chief Financial Officer (Principal Financial Officer	July 20, 2012
	Thomas Rende	and Principal Accounting Officer)

By:	/s/ Peter Cole	Director	July 20, 2012
Peter Cole

By:	/s/ John Eisel	Director	July 20, 2012
John Eisel

By:	/s/ William F. Harley	Director	July 20, 2012
William F. Harley

By:	/s/ Milton J. Walters	Director	July 20, 2012
Milton J. Walters

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to the Company’s Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Issuer’s Form 8-K filed on May 29, 2012).
5.1	Opinion of Graubard Miller.*
10.1	Series A Preferred Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Issuer’s Form 8-K filed on May 29, 2012).
10.2	Form of Warrant (incorporated by reference to Exhibit 10.2 of the Issuer’s Form 8-K filed on May 29, 2012).
23.1	Consent of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.).*
23.2	Consent of Graubard Miller (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page to the registration statement).*

*	Filed herewith